 Invesco Joint Filing Agreement
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) (l) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the attached Schedule 13G, and any and all amendments thereto, and expressly authorize Invesco Ltd., as the ultimate parent company of each of its undersigned subsidiaries, to file such Schedule 13G, and any and all amendments thereto, on behalf of each of them.

Dated: 11/13/2015

Invesco Ltd.
By: /s/ Nancy Tomassone
Name: Nancy Tomassone
Title: Global Assurance Officer

Invesco Advisers, Inc.
By: /s/ Lisa O. Brinkley
Name: Lisa O. Brinkley
Title: Chief Compliance Officer

Invesco Canada Ltd.
By: /s/ Daniela Nalli
Name: Daniela Nalli
Title: Chief Compliance Officer

Invesco Trust Company
By: /s/ Kevin Lyman
Name: Kevin Lyman
Title: General Counsel

Invesco Hong Kong Limited
By: /s/ Asha Balachandra
Name: Asha Balachandra
Title: Reg. Head of Legal AP

Invesco Asset Management Deutschland GmbH
By: /s/ Stephanie Ehrenfried
Name: Stephanie Ehrenfried
Title: Head of Legal Continental Europe & Cross-Border Funds

Invesco Asset Management Limited
By: /s/ Chris Edge
Name: Chris Edge
Title: Director of UK Compliance

Invesco Asset Management S.A.
By: /s/ Matthieu Grosclaude
Name: Matthieu Grosclaude
Title: Deputy-CEO, Invesco Asset Management S.A

Invesco Asset Management S.A.
By: /s/ Bernard Aybran
Name: Bernard Aybran
Title: Deputy-CEO

Invesco Asset Management Osterreich GmbH
By: /s/ Thomas Kraus
Name: Thomas Kraus
Title: Head of Institutional Business D-A-CH

Invesco Management S.A.
By: /s/ Marie-Helene Boulanger
Name: Marie-Helene Boulanger
Title: Head of Risk Governance

Invesco Taiwan Limited
By: /s/ Asha Balachandra
Name: Asha Balachandra
Title: Reg. Head of Legal, AP

Invesco Asset Management (Japan) Limited
By: /s/ Asha Balachandra
Name: Asha Balachandra
Title: Reg. Head of Legal, AP

Invesco Asset Management Singapore Limited
By: /s/ Asha Balachandra
Name: Asha Balachandra
Title: Reg. Head of Legal, AP

Invesco Global Asset Management Limited
By: /s/ Cormac O'Sullivan
Name: Cormac O'Sullivan
Title: Head of PMO, EU

Invesco PowerShares Capital Management
By: /s/ Christopher Joe
Name: Christopher Joe
Title: Chief Compliance Officer

Invesco Investment Advisers, LLC
By: /s/ Jesse Frazier
Name: Jesse Frazier
Title: Chief Compliance Officer

Invesco Australia Ltd.
By: /s/ Jane Stewart
Name: Jane Stewart
Title: Compliance Manager